Exhibit 99.2

News Release

BorgWarner to Acquire Delphi Technologies in All-Stock
Transaction to Strengthen Propulsion Systems Leadership

●	Enhances Power Electronics Products, Capabilities and Scale

●	Consistent with BorgWarner’s Balanced Propulsion Strategy

●	Expect Meaningful EPS Accretion in Second Full Year While Preserving Strong Balance Sheet

●	Expect Approximately $125 Million of Run-Rate Cost Synergies to Be Achieved by 2023

●	BorgWarner Authorizes $1 Billion Share Repurchase Program

Auburn Hills, Michigan & London, UK, January 28, 2020 – BorgWarner Inc. (NYSE: BWA) and Delphi Technologies PLC (NYSE: DLPH) today announced that they have entered into a definitive transaction agreement under which BorgWarner will acquire Delphi Technologies in an all-stock transaction that values Delphi Technologies’ enterprise value at approximately $3.3 billion.

The acquisition would strengthen BorgWarner’s power electronics products, capabilities and scale. Combining with Delphi Technologies is consistent with BorgWarner’s evolution towards the propulsion market of the future and would enable BorgWarner to maintain flexibility across combustion, hybrid, and electric propulsion (C-H-E).

Under the terms of the agreement, which has been approved by the boards of directors of both companies, Delphi Technologies stockholders would receive a fixed exchange ratio of 0.4534 shares of BorgWarner common stock per Delphi Technologies share. Upon closing of the transaction, current BorgWarner stockholders are expected to own approximately 84% of the combined company, while current Delphi Technologies stockholders are expected to own approximately 16%.

In fiscal year 2019, BorgWarner and Delphi Technologies estimate that they generated $10.17 billion and $4.36 billion of net sales, respectively. Following the close of the transaction, the combined company is expected to be one of the leading pure-play propulsion companies globally, serving light and commercial vehicle manufacturers and the aftermarket. The combined company would offer a unique, more comprehensive portfolio of industry-leading propulsion products and systems across combustion, hybrid and electric, resulting in greater content per vehicle relative to BorgWarner today.

“This exciting transaction represents the next step in BorgWarner’s balanced propulsion strategy, strengthening our position in electrified propulsion as well as our combustion, commercial vehicle and aftermarket businesses,” said Frédéric Lissalde, President and CEO of BorgWarner. “Delphi Technologies will bring proven leading power electronics technologies, talent and scale that will complement our hybrid and electric vehicle propulsion offerings. As a combined company, we look forward to delivering enhanced solutions to our customers while driving increased value for our stockholders.”

Mr. Lissalde added, “We have a great deal of respect for Delphi Technologies’ team around the world and look forward to welcoming them to BorgWarner. We are confident that together we will be able to move faster to address market trends toward electrification.”

“This is a compelling transaction that we are confident delivers clear benefits to our stakeholders,” said Richard F. Dauch, CEO of Delphi Technologies. “Delphi Technologies’ portfolio is highly complementary to BorgWarner’s, and together we plan to create a pioneering propulsion technologies company uniquely equipped to serve OEMs and aftermarket customers around the world. BorgWarner’s team shares our focus on addressing today’s and tomorrow’s challenges, and the combination will create exciting opportunities for our employees. We also expect our stockholders will benefit from the opportunity to participate in the future growth and upside potential of the combined company.”

Compelling Strategic and Financial Benefits:

Bringing BorgWarner and Delphi Technologies together is expected to:

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Strengthen BorgWarner’s power electronics products, capabilities and scale, creating a leader in electrified propulsion systems that is well-positioned to take advantage of future propulsion migration. Delphi Technologies brings industry leading power electronics technology and talent, with an established production, supply and customer base. The combined company would offer customers a suite of integrated and standalone offerings of power electronics products (including high voltage inverters, converters, on-board chargers and battery management systems) and capabilities (including software, systems integration and thermal management).

●

Enhance BorgWarner’s combustion, commercial vehicle and aftermarket businesses. Delphi Technologies’ breadth of combustion propulsion products complements BorgWarner’s innovative portfolio, which is focused on clean technologies to increase efficiency and performance of modern combustion vehicles. Adding Delphi Technologies’ commercial vehicle and aftermarket business results in more balance across light vehicles, commercial vehicles and the aftermarket.

●

Drive meaningful synergies. BorgWarner expects the combined company to realize run-rate cost synergies of approximately $125 million by 2023 driven primarily by SG&A and procurement savings. These savings are incremental to Delphi Technologies’ and BorgWarner’s existing cost reduction plans. In addition, BorgWarner expects significant long-term revenue synergies primarily from the opportunity to offer more integrated electrified products, creating further value for the combined company’s stockholders.

borgwarner.com

BorgWarner Inc. BorgWarner to Acquire Delphi Technologies in All-Stock Transaction to Strengthen Propulsion Systems Leadership

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Deliver earnings accretion and preserve BorgWarner’s strong balance sheet. The transaction is expected to be meaningfully accretive to adjusted GAAP earnings per share in the second full year after closing. BorgWarner expects the combined company to maintain a strong balance sheet, with a 2019 pro forma gross debt to adjusted EBITDA ratio of approximately 1.6x at closing.

BorgWarner Authorizes Share Repurchase Program

BorgWarner today also announced that its Board of Directors has authorized a share repurchase program of up to $1 billion to be executed over the next three years. This is consistent with the company’s historic approach to capital allocation and demonstrates confidence in its plan to deliver strong free cash flow generation over the long term. The timing and amount of any share repurchases will be based on market conditions, share price and other factors. Repurchases may be made in the open market or in privately negotiated transactions and may be made under Rule 10b5-1 plans.

Timing and Approvals

The BorgWarner/Delphi Technologies transaction is expected to close in the second half of 2020, subject to approval by Delphi Technologies’ stockholders, the satisfaction of customary closing conditions and receipt of regulatory approvals.

Management and Headquarters

Following the closing of the transaction, the combined company will be led by Frédéric Lissalde, BorgWarner’s President and CEO, and Kevin Nowlan, BorgWarner’s CFO, and will operate as BorgWarner. The combined company will be headquartered in Auburn Hills, Michigan.

Preliminary Full Year 2019 Financial Results

In a separate press release issued today, BorgWarner announced preliminary full year 2019 financial results, which is available on the “Investor Relations” section of the BorgWarner website at http://www.borgwarner.com/investors. BorgWarner will issue a press release and hold a conference call to discuss its fourth quarter and full year 2019 financial results on February 13, 2020.

In a separate press release also issued today, Delphi Technologies announced preliminary full year 2019 financial results, which is available on the “Investor Relations” section of the Delphi Technologies website at http://ir.delphi.com. Delphi Technologies file its Form 10-K on February 13, 2020, and in light of today’s transaction will not be holding its previously scheduled earnings call.

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Advisors

BofA Securities, Inc. and Rockefeller Financial LLC acted as financial advisors to BorgWarner and Simpson Thacher & Bartlett LLP acted as its legal advisor. Goldman Sachs International acted as financial advisor to Delphi Technologies and Kirkland & Ellis LLP acted as its legal advisor.

Transaction Conference Call

BorgWarner and Delphi Technologies will host a conference call today, at 8:00 a.m. ET to discuss the transaction. The conference call can be accessed by dialing (877) 658-9096 (U.S. / Canada) or (602) 563- 8733 (International) and giving the passcode 8997486. A replay of the call will be available from January 28, 2020 until February 4, 2020 by dialing (855) 859-2056 (U.S. / Canada) or (404) 537-3406 (International) and giving the passcode 8997486.

A live webcast of the conference call will be available on the investor relations sections of BorgWarner’s and Delphi Technologies’ websites at http://www.borgwarner.com and http://ir.delphi.com/investors.

Presentation Materials

Associated presentation materials and an infographic regarding the transaction are available on the investor relations section of each company’s website at http://www.borgwarner.com/investors and http://ir.delphi.com as well as a joint transaction website at http://www.LeadingPropulsion.com.

About BorgWarner

BorgWarner Inc. (NYSE: BWA) is a global product leader in clean and efficient technology solutions for combustion, hybrid and electric vehicles. With manufacturing and technical facilities in 67 locations in 19 countries, the company employs approximately 30,000 worldwide. For more information, please visit borgwarner.com.

About Delphi Technologies

Delphi Technologies is a global provider of propulsion technologies that make vehicles drive cleaner, better and further. It offers pioneering solutions for internal combustion engine, hybrid and electric passenger cars and commercial vehicles. Delphi Technologies builds on its Original Equipment expertise to provide leading service solutions for the aftermarket. Headquartered in London (UK), the company operates technical centers, manufacturing sites, customer support service centers in 24 countries and employs more than 21,000 people around the world. Visit www.delphi.com to learn more.

No Offer or Solicitation

This communication is being made in respect of the proposed acquisition (the “proposed transaction”) of Delphi Technologies by BorgWarner. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a proposed transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. In connection with the proposed transaction, Delphi Technologies will file certain proxy materials, which shall constitute the scheme document and the proxy statement relating to the proposed transaction (the “proxy statement”). The proxy statement will contain the full terms and conditions of the proposed transaction, including details with respect to the Delphi Technologies shareholder vote in respect of the proposed transaction. Any decision in respect of, or other response to, the proposed transaction should be made only on the basis of the information contained in the proxy statement.

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BorgWarner Inc. BorgWarner to Acquire Delphi Technologies in All-Stock Transaction to Strengthen Propulsion Systems Leadership

Participants in the Solicitation

Delphi Technologies, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Delphi Technologies shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and any other relevant documents to be filed with the Securities and Exchange Commission (the “SEC”). You can find information about Delphi Technologies’ directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019, and certain of Delphi Technologies’ Current Reports on Form 8-K filed with the SEC on January 7, 2019 and July 30, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Delphi Technologies will file with the SEC and furnish to Delphi Technologies’ shareholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Delphi Technologies’ shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement (if any) carefully and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and Delphi Technologies’ and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through Delphi Technologies’ and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

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Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, Delphi Technologies’ or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined group following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to Delphi Technologies’ or BorgWarner’s respective operations and business environment, which may cause the actual results of Delphi Technologies or BorgWarner to be materially different from those indicated any future results. All statements that address future operating, financial or business performance or Delphi Technologies’ or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock and on Delphi Technologies’ or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate Delphi Technologies’ businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Delphi Technologies’ ordinary shares or BorgWarner’s shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined group following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Delphi Technologies’ or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in Delphi Technologies’ most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 21, 2019, and the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 19, 2019. Delphi Technologies’ and BorgWarner’s forward-looking statements speak only as of the date of this communication or as of the date they are made. Delphi Technologies and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to Delphi Technologies, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Delphi Technologies shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.

CONTACTS

BorgWarner

IR contact:
Patrick Nolan

borgwarner.com

BorgWarner Inc. BorgWarner to Acquire Delphi Technologies in All-Stock Transaction to Strengthen Propulsion Systems Leadership

Phone: +1 248-754-0884
Email: ir@borgwarner.com

PR contact:
Michelle Collins
Phone: +1 248-754-0449
Email: mediacontact@borgwarner.com

Delphi Technologies

IR contact:
Sherief Bakr
Phone: +44 7557 895 781
Email: sherief.bakr@delphi.com

PR contact:
Kristen Kinley (Global/ Americas)
Phone: +1 248 535-3930
Email: kristen.kinley@delphi.com

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